CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-175280 on Form N-4 of our report dated February 28, 2012, relating to the financial statements and financial highlights of Separate Account A, comprised of Cash Management, Diversified Bond, Floating Rate Loan, High Yield Bond, Inflation Managed, Inflation Protected, Managed Bond, Short Duration Bond, American Funds® Growth, American Funds Growth-Income, Comstock, Dividend Growth, Equity Index, Focused 30, Growth LT, Large-Cap Growth, Large-Cap Value, Long/Short Large-Cap, Main Street® Core, Mid-Cap Equity, Mid-Cap Growth, Mid-Cap Value, Small-Cap Equity, Small-Cap Growth, Small-Cap Index, Small-Cap Value, Health Sciences, Real Estate, Technology, Emerging Markets, International Large-Cap, International Small-Cap, International Value, American Funds Asset Allocation, Pacific Dynamix — Conservative Growth, Pacific Dynamix — Moderate Growth, Pacific Dynamix — Growth, Portfolio Optimization Conservative, Portfolio Optimization Moderate-Conservative, Portfolio Optimization Moderate, Portfolio Optimization Growth, Portfolio Optimization Aggressive-Growth, Invesco V.I. Balanced-Risk Allocation Series II (formerly named Invesco Van Kampen V.I. Global Tactical Asset Allocation Series II), AllianceBernstein VPS Balanced Wealth Strategy Class B, BlackRock Capital Appreciation V.I. Class III, BlackRock Global Allocation V.I. Class III, Franklin Templeton VIP Founding Funds Allocation Class 2, Franklin Templeton VIP Founding Funds Allocation Class 4, Mutual Global Discovery Securities Class 2, Templeton Global Bond Securities Class 2, GE Investments Total Return Class 3, Lord Abbett International Core Equity Class VC, Lord Abbett Total Return Class VC, MFS Investors Growth Stock Series — Service Class, MFS Total Return Series — Service Class, MFS Value Series — Service Class, PIMCO Global Multi-Asset — Advisor Class, JPMorgan Insurance Trust Equity Index Class 1, and JPMorgan Insurance Trust U.S. Equity Class 1 Variable Accounts (collectively, the “Variable Accounts”), appearing in the Annual Report on Form N-30D of Separate Account A of Pacific Life & Annuity Company for the year ended December 31, 2011, and to the reference to us under the heading “Independent Registered Public Accounting Firm and Independent Auditors” in the Statement of Additional Information, which is part of such Registration Statement.
DELOITTE & TOUCHE LLP
Costa Mesa, California
April 24, 2012

CONSENT OF INDEPENDENT AUDITORS
We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-175280 on Form N-4 of our report dated April 12, 2012 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to (1) the change in the method of accounting and reporting for deferred policy acquisition costs in 2011 and (2) change in the method of accounting and reporting for other than temporary impairments as required by accounting guidance adopted in 2009), relating to the financial statements of Pacific Life & Annuity Company appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading “Independent Registered Public Accounting Firm and Independent Auditors” in the Statement of Additional Information, which is part of such Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California
April 24, 2012